EXHIBIT 24.1
                      POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, as of the 15th day of February, 1995, the undersigned each constitutes and appoints Steven T. Downey, James V. Elliott and R. Michael Slaven, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign Registration Statements on Form S-8 relating to Providian's
(i) Thrift Savings Plan, as amended and restated effective January 1, 1990; (ii) 1981 Stock Option Incentive Plan;
(iii)  1981  Tax  Qualified Incentive Stock Incentive  Plan;
(iv) 1989 Stock Option Plan; and (v) 1995 Stock Option Plan, and any and all amendments or appendices to any of the foregoing (including post-effective amendments), and to file the same with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
PROVIDIAN CORPORATION


/s/ Irving W. Bailey II                 /s/ Steven T. Downey

IRVING W. BAILEY II,                    STEVEN T. DOWNEY,
Chairman,  President and                 Vice President  and
Controller
Chief Executive Officer

/s/  James  V.  Elliott             /s/  Shailesh  J. Mehta

JAMES V. ELLIOTT,                       SHAILESH J. MEHTA,
Senior Vice President and               President and Chief
General Counsel                         Operating Officer


/s/  John  M.  Cranor  III          /s/  Joseph  F. Decosimo
JOHN M. CRANOR III,                    JOSEPH F. DECOSIMO,
Director                                   Director


/s/  Lyle  J.  Everingham         /s/  Raymond  V. Gilmartin
LYLE J. EVERINGHAM,                RAYMOND V. GILMARTIN,
Director                                   Director

/s/  J.  David  Grissom            /s/  Watts  Hill, Jr. J.
DAVID GRISSOM,                          WATTS HILL, JR.,
Director                                  Director

/s/F. Warren  McFarlan               /s/Martha R.Seger
F. WARREN MCFARLAN,                  MARTHA R. SEGER,
Director                                Director

/s/ Florence R. Skelly
FLORENCE R. SKELLY,
Director